       10.29-1

                                 EXHIBIT 10.29


                                FIRST AMENDMENT
              TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


         This FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of May 31, 1995 (this "Amendment"), amends in certain respects the Amended and Restated Loan and Security Agreement (the "Loan Agreement") dated as of February 14, 1995 among Great Dane Trailers, Inc., Great Dane Los Angeles, Inc., and Great Dane Trailers Tennessee, Inc., as Borrowers (the "Borrowers"), the lenders from time to time party thereto (the "Lenders") and BankAmerica Business Credit Inc., as Agent (the "Agent"), as amended.


                             W I T N E S S E T H :
                             - - - - - - - - - -


     WHEREAS, pursuant to Section 2.1 of the Loan Agreement, the Real Estate Term Funding Date was to occur on or before May 31, 1995; and

    WHEREAS, the Borrowers have requested that the Lenders extend the time for the Real Estate Term Funding Date to occur for 30 days; and

    WHEREAS, the Lenders are willing to modify the provisions of Section 2.1 of the Loan Agreement solely with respect to the date by which the Real Estate Term Funding Date must occur.

    NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Amendment, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Borrowers, the Agent and the Lenders hereby agrees as follows.


         SECTION 1.  DEFINED TERMS.   Terms defined in the Loan Agreement and
not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

         SECTION 2. AMENDMENTS TO LOAN AGREEMENT. Effective as of the date hereof, the Loan Agreement shall be amended by deleting the date of "May 31, 1995" appearing in the last sentence of Section 2.1(a) and substituting therefor the date of "June 30, 1995.":

         SECTION 3. CONDITIONS TO EFFECTIVENESS. This Amendment shall be effective as of the date first above written when the Agent shall have received the following:

          (a) counterparts of this Amendment executed by the Borrowers and the Lenders; and

          (b) such other certificates, representations, instruments and other documents as the Agent and the Lenders may require, in form and substance satisfactory to the Agent.
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 10.29-2

         SECTION 4. REPRESENTATIONS AND WARRANTIES. The Borrowers hereby each represent and warrant to the Lenders and the Agent that (i) the execution, delivery and performance of this Amendment by each of the Borrowers are within their respective corporate powers and have been duly authorized by all necessary corporate action, (ii) no consent, approval, authorization of, or declaration or filing with, any Public Authority, and no consent of any other Person, is required in connection with the execution, delivery and performance of this Amendment, except for those already duly obtained, (iii) this Amendment has been duly executed by each of the Borrowers and constitutes the legal, valid and binding obligation of each of the Borrowers, enforceable against them in accordance with its terms and (iv) the execution, delivery and performance by each of the Borrowers of this Amendment does not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of any Borrower or any of its Subsidiaries by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which such Borrower or such Subsidiary is a party or which is binding upon it, (b) any Requirement of Law applicable to such Borrower or such Subsidiary, or (c) the Certificate or Articles of Incorporation or By-Laws of such Borrower or such Subsidiary.

     SECTION 5.  REFERENCE TO AND EFFECT ON LOAN DOCUMENTS.

          5.1 On and after the date hereof, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the other Loan Documents to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

          5.2 Except as specifically amended above, all of the terms of the Loan Agreement shall remain unchanged and in full force and effect.

          5.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Agent under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents.

     SECTION 6. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     SECTION 7. GOVERNING LAW. This Amendment shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

     SECTION 8. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or be given any substantive effect.

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.
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 10.29-3

                        GREAT DANE TRAILERS, INC.

                        By:   /s/ T. W. Horan
                           -----------------------------------------------
                        Title:  Senior Vice President, Finance
                              --------------------------------------------


                        GREAT DANE LOS ANGELES, INC.

                        By:   /s/ T. W. Horan
                           -----------------------------------------------
                        Title:  Senior Vice President, Finance
                              --------------------------------------------


                        GREAT DANE TRAILERS TENNESSEE, INC.

                        By:   /s/ T. W. Horan
                           -----------------------------------------------
                        Title:  Senior Vice President, Finance
                              --------------------------------------------


                        BANKAMERICA BUSINESS CREDIT INC.,
                          as Lender and Agent

                        By:   /s/ Ira A. Mermelstein
                           -----------------------------------------------
                        Title:  Vice President
                              --------------------------------------------


                        NATIONSBANK OF GEORGIA, N.A.

                        By:   /s/ Jeff Guldner
                           -----------------------------------------------
                        Title:  Vice President
                              --------------------------------------------


                        SANWA BUSINESS CREDIT CORPORATION

                        By:   /s/ Peter Skavla
                           -----------------------------------------------
                        Title:  Vice President
                              --------------------------------------------